UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

THE STRIDE RITE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-4404	04-1399290
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

191 Spring Street, PO Box 9191, Lexington, Massachusetts 02420

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 824-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 6, 2007, The Stride Rite Corporation (NYSE: SRR) announced that David M. Chamberlain, 63, has informed the Board of Directors that he plans to retire in 2007 from his position as Chief Executive Officer. Mr. Chamberlain will continue to serve as Chairman and CEO of the Company until a replacement has taken office, and will remain on the Board after his retirement.

The Board has formed a search committee to identify a new CEO and has retained Spencer Stuart, a leading executive recruiting firm, to advise the Board. The search process, which is already underway, will include a full review of both internal and external candidates.

Separately, Frank Mori, lead independent director, has indicated that, after serving as a director of Stride Rite for 10 years, he is planning to retire from the Board during 2007, and that the date of appointment of a new CEO of the Company seems the most opportune time for him to do so.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release issued by The Stride Rite Corporation on March 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

THE STRIDE RITE CORPORATION

Dated: March 9, 2007

By:  /s/  Frank A. Caruso

        Name: Frank A. Caruso

        Title: Chief Financial Officer